EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 14, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2007 – Sep 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.1%	1.7%	3.5%	-1.8%	-2.7%	1.5%	2.7%	1.5%	11.5%	-18.7%	0.2	0.2
B**	1.1%	1.7%	3.1%	-2.4%	-3.3%	0.8%	N/A	0.8%	11.5%	-20.4%	0.1	0.1
Legacy 1***	1.1%	1.8%	5.1%	0.3%	-0.8%	N/A	N/A	-1.2%	11.0%	-14.8%	-0.1	-0.1
Legacy 2***	1.1%	1.8%	4.9%	0.0%	-1.2%	N/A	N/A	-1.5%	11.0%	-15.2%	-0.1	-0.2
Global 1***	1.2%	1.9%	5.7%	1.1%	-2.4%	N/A	N/A	-2.2%	10.5%	-14.6%	-0.2	-0.3
Global 2***	1.2%	1.8%	5.5%	0.8%	-2.7%	N/A	N/A	-2.5%	10.4%	-15.4%	-0.2	-0.3
Global 3***	1.1%	1.8%	4.2%	-0.8%	-4.4%	N/A	N/A	-4.3%	10.4%	-19.7%	-0.4	-0.5

S&P 500 Total Return Index****	2.0%	4.3%	18.4%	32.4%	13.8%	1.4%	8.2%	1.4%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-3.8%	-5.8%	0.3%	2.2%	10.4%	10.0%	7.3%	10.0%	13.5%	-12.3%	0.8	1.3
*         Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**       Units began trading in August 2003.
***     Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					33%
Energy	10%	Long	Gasoline Blendstock	2.8%	Long	9%	Long	Gasoline Blendstock	2.5%	Long
			Brent Crude Oil	2.4%	Long			Brent Crude Oil	2.4%	Long
Grains/Foods	15%	Long	Soybeans	3.3%	Long	15%	Long	Soybeans	3.2%	Long
			Wheat	2.5%	Long			Wheat	2.5%	Long
Metals	9%	Long	Gold	2.4%	Long	9%	Long	Gold	2.5%	Long
			Copper	1.6%	Long			Copper	1.6%	Long
FINANCIALS	66%					67%
Currencies	28%	Short $	Japanese Yen	2.1%	Long	29%	Short $	Japanese Yen	2.1%	Long
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	23%	Long	S&P 500	5.1%	Long	23%	Long	S&P 500	5.2%	Long
			Nasdaq	2.4%	Long			Nasdaq	2.4%	Long
Fixed Income	15%	Long	U.S. 5-Year Treasury Notes	3.2%	Long	15%	Long	U.S. 5-Year Treasury Notes	3.2%	Long
			U.S. 10-Year Treasury Notes	2.6%	Long			U.S. 10-Year Treasury Notes	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied nearly 10% as weekly supply estimates came in lower than expected.  Crude oil markets also moved higher, driven by ongoing tensions in the Middle East.  Optimism surrounding industrial growth prospects for the U.S. also bolstered energy prices.

Grains/Foods
Corn markets fell to two-month lows after data from the U.S. Department of Agriculture showed drought conditions in the Midwest have had a weaker-than-expected impact on yields.  Conversely, soybean markets finished the week higher after the USDA reported a depressed soybean supply forecast for the upcoming harvest.  Coffee prices surged nearly 12% due to heavy buying by large commodity funds and weak forecasts for Brazilian output.

Metals
Copper markets rose to a 5-month high as the Federal Reserve’s announcement of new quantitative easing initiatives supported industrial demand forecasts.  Gold and silver prices also rallied in response to the news as investors sought precious metals as an inflation hedge.

Currencies
In anticipation of the Federal Reserve’s announcement of QE 3, the U.S. dollar moved sharply lower versus counterparts due to investor liquidations.  The euro rallied to a four-month high against the dollar and immediately benefitted from the new monetary policy.  The euro also gained strength following the ruling by the German Constitutional Court which supported the Eurozone’s permanent rescue fund.  The Japanese yen weakened as the Bank of Japan was reported to be considering intervening in the currency markets to devalue the yen.

Equities
Global equities markets rallied as speculators believed the further quantitative easing would improve the financial outlook for the U.S. and would have an overall bullish influence on the global economy.

Fixed Income
The effects of the Federal Reserve’s action were seen in the fixed-income markets, as well.  Optimism caused investors to liquidate safe-haven fixed-income assets, which drove prices lower.  German Bund markets also declined as investors believed German support to the Eurozone rescue fund will aid the region’s weak sovereign debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.